Exhibit 10.3

LOAN GUARANTY AGREEMENT

This Loan Guaranty Agreement (“Guaranty”), dated as of this 3rd day of September,  2020, is made by Green Plains Inc., an Iowa corporation (“Guarantor”), to and for the benefit of MetLife Real Estate Lending LLC, a Delaware limited liability company, its successors and assigns (“Lender”).

RECITALS

A. Green Plains Wood River LLC, a Delaware limited liability company, and Green Plains Shenandoah LLC, a Delaware limited liability company (together, “Borrowers”), have applied for a loan from Lender in the principal amount of Seventy-Five Million and 00/100 Dollars ($75,000,000.00) (“Loan”), to be evidenced by a Secured Promissory Note made by Borrowers to Lender dated as of even date herewith (“Note”).

B. The Loan will be secured be certain real property and related personal property situated in Shenandoah, Iowa and Wood River, Nebraska, and more particularly described in that certain Mortgage Deed of Trust, Security Agreement, Assignment of Leases and Rents and Fixture Filing dated as of even date herewith executed by Borrowers for the benefit of Lender (collectively, the “Security Instruments”).

C. The purpose of this Guaranty is to serve as an inducement to Lender to fund the Loan to Borrowers; and, in reliance on this Guaranty, Lender has entered or will enter into a loan agreement and other collateral instruments with Borrowers with respect to the Loan.

AGREEMENT

1. This Guaranty is entered into for the benefit of Lender and is made as a condition precedent to Lender entering into a loan and collateral instruments with Borrowers with respect to the Loan and is made as a condition precedent to the advance of loan proceeds to Borrowers thereunder.

2. Guarantor hereby unconditionally and irrevocably guarantees to Lender the prompt payment when due of any and all indebtedness or other sums which are at any time due or owed to Lender by Borrowers or payable by Borrowers or which would have been payable by Borrowers to Lender, but for the operation of law, under the Note or the other Loan Documents, as defined below. Guarantor further hereby unconditionally guarantees to Lender the prompt performance by Borrowers under or pursuant to that Loan Agreement of even date between Borrowers and Lender, the Security Instruments, the Note, the Unsecured Indemnity Agreement and any other instrument related to or evidencing or securing the Loan (all of which are collectively referred to as “Loan Documents”). Guarantor’s liability under this Guaranty is in addition to and does not limit Guarantor’s indebtedness, liabilities and obligations under the Unsecured Indemnity Agreement.

LOAN GUARANTY AGREEMENT

3. Lender may make, alter, cancel, release, modify, amend, subordinate, extend, renew and otherwise change the Loan or any of the Loan Documents or any of the security therefor and deal with Borrowers as Lender may elect, including, without limitation, amending, modifying or otherwise changing the terms and provisions of the Loan or any of the Loan Documents, and Lender may make any extension of time for any of the Loan Documents, and Lender may make any extension of time for performance required with respect to the Loan or under or pursuant to any of the Loan Documents, whether prior to or after maturity, without in any way diminishing, releasing or discharging any liability of Guarantor hereunder. Such liability of Guarantor shall also not be diminished, released or discharged to any extent whatsoever by: (a) the release of Borrowers from the performance or observance of any of the agreement, covenants, terms, provisions or conditions contained in any of the Loan Documents by operation of law or otherwise, whether made with or without notice to Guarantor; (b) the fact that Borrowers may or may not be personally liable, under all or any of the Loan Documents, to pay any money judgment; (c) any act done, suffered or left undone by Lender or Borrowers relating to the Loan, any of the Loan Documents, this Guaranty or any other instrument or thing including, without limitation, any delay on the part of Lender in exercising any right, power or privilege under any of the Loan Documents, this Guaranty or any other instrument or document executed by Borrowers, any other obligor or guarantor relating to the Loan, any failure to give any notices of acceptance, default or otherwise, the execution of any guaranty by any person, corporation, partnership or other entity relating to the Loan, the Loan Documents or otherwise, or the existence, nonexistence, exercise or non-exercise of any rights, powers, privileges or remedies Lender may now or hereafter have against any property, collateral, person, corporation, partnership or other entity; or (d) any sale, assignment, pledge, surrender, compromise, release, renewal, extension, exchange, or other hypothecation of any kind of this Guaranty, all or any part of the Loan, all or any part of the security or collateral given to secure the loan, or all or any part of the Loan Documents. In addition, the liability of Guarantor under this Guaranty shall not be affected in any way by the failure or invalidity of, or any defect in, the Loan Documents or any security or collateral given to secure the Loan or any part thereof.

4. Guarantor hereby (a) waives presentment, demand, protest and notice of acceptance, demand, protest and nonpayment; (b) waives any and all claims or defenses relating to lack of diligence or delays in collection or enforcement, or any other indulgence or forbearance whatsoever with respect to any and all obligations relating to the Loan or Loan Documents; (c) waives notice of acceptance hereof by Lender; (d) waives notice of any and all advances made under the Loan or Loan Documents; (e) agrees that other, all or any part of the security for the Loan may be impaired, released or subordinated by Lender, including, without limitation, all or any part of the property or security, without affecting the right of Lender hereunder, and Guarantor waives notice thereof; (f) in any action or proceeding to recover repayment of the Loan or realization of the security therefore, waives any defense or right that resort must first be had to other security or to any other person; and (g) waives any defense, right, or claim that Lender’s foreclosure of security for the Loan discharged or satisfied the obligations secured thereby.

LOAN GUARANTY AGREEMENT

5. Guarantor agrees to cause Borrowers to maintain and preserve the enforceability of the Loan Documents as the same may be modified, varied, terminated, released, amended, extended or otherwise changed and will not permit Borrowers to take or to fail to take any action of any kind which might result in a defense, or be the basis for a claim that Guarantor has a defense, to Guarantor’s liability, duties or obligations hereunder. Guarantor further agrees to indemnify Lender against any loss, cost or expense, including reasonable attorneys’ fees, by reason of the assertion by Borrowers  of any defense to Borrowers’ liability, duties or obligations under the Loan Documents or the assertion by Guarantor of any defense to Guarantor’s liability, duties or obligations hereunder which defense is based upon any action or inaction of Borrowers or Lender. Guarantor waives any right or claim of right to cause a marshaling of assets or of any collateral held by Lender at any time or in any particular order, or to cause Lender to proceed against Borrowers or Guarantor. Guarantor agrees that any payments required to be made by Guarantor hereunder shall become due on demand in accordance with the terms hereof immediately upon the happening of a default and the expiration of any grace period under any of the Loan Documents. Guarantor expressly waives and relinquishes all rights and remedies accorded by applicable law to a guarantor, including, without limitation, any extension of time conferred by any law now or hereafter in effect, any requirement of notice or acceptance of this Guaranty or any other notices to which Guarantor may now or hereafter be entitled, to the extent any such waivers and relinquishments are permitted by applicable law. Guarantor hereby waives any of guarantor’s rights of subrogation, contribution, indemnity and reimbursement from or against Borrowers.

6. The liability, duties and obligations of Guarantor hereunder shall continue until Borrowers have paid Lender all sums due under the Loan.

7. Upon any default by Borrowers relating to the Loan or under the Loan Documents, Lender at its option may proceed directly and at once against Guarantor to collect the full amount of Guarantor’s liability hereunder, or any portion thereof, without first proceeding against any person, corporation, partnership or other entity, or foreclosing upon or otherwise selling or disposing of any collateral which may have been received or retained as security for the Loan or any part thereof, and without proceeding against any other guarantor, if any.

8. Guarantor agrees, in addition to the liability above assumed, to forthwith reimburse Lender for all costs and expenses, including reasonable attorneys’ fees, which Lender may incur in any effort to collect the Loan, any arbitration, any trial court litigation and any appeal(s), or in the enforcement of any of the Loan Documents or any term, agreement, covenant, provision, obligation or duty thereof, or in the enforcement of this Guaranty or any term, agreement, covenant, provision, obligation or duty hereunder.

9. Guarantor shall remain liable with respect to the Loan or any part thereof whether or not a recovery upon the same may have been barred by any statute of limitations or laches. In the event of any proceeding by or against Borrowers or any other obligor to Lender on the Loan or any part thereof for composition or extension or reorganization under any provisions of the Bankruptcy Code, or for any other bankruptcy, insolvency or receivership proceeding, Guarantor expressly waives

LOAN GUARANTY AGREEMENT

any extension of the obligations of this Guaranty under any provisions of such Code or any laws or rules applicable to any such proceeding, and hereby agrees that Lender may proceed immediately to collect any amounts due under the terms of this Guaranty. In addition to principal, interest, fees, and charges normally due on the Loan, such amounts shall include but shall not be limited to post-petition interest and attorney’s fees even if the Borrowers’ obligation to pay the same has ceased to exist by operation of law.

10. All  written notices and demands given by the Lender to the Borrowers shall also be given to the Guarantor, mailed postage prepaid to the last address of Guarantor known to Lender; provided, however, that any such mailing shall not waive any rights of Lender, and any waiver, expressed or implied, by Lender, of any breach or default hereunder, or of any covenant hereof, shall not be, or be construed to be, a waiver of any subsequent breach of a like or other covenant hereof, or any subsequent default.

11. All stipulations, obligations, liabilities and undertakings hereunder shall be binding upon Guarantor, Guarantor’s successors and assigns, and shall inure to Lender’s benefit and to the benefit of Lender’s successors and assigns, and to the benefit of each and every holder of any of the Loan Documents and to the benefit of anyone claiming title to any collateral sold by Lender pursuant to any rights, powers and privileges it now has or hereafter may possess.

12. Lender at its option shall have the right to join Borrowers and Guarantor in any action or proceeding commenced by Lender pursuant to any rights, powers and privileges Lender now has or hereafter may possess.

13. Any right to payment from, or any obligation of Borrowers, now or hereafter held by or owed to Guarantor, is hereby subordinated to the Loan and any part thereof as owed to Lender. Any such right to payment or obligation of Borrowers to Guarantor, if Lender so requests, shall be collected, enforced and received by Guarantor as trustee for Lender and be paid over to Lender on account of the Loan, but without reducing or affecting in any manner the liability, duties or obligations of Guarantor under the other provisions of this Guaranty.

14. If any payment by Guarantor to Lender under this Guaranty is held to constitute a preference under any applicable bankruptcy laws, or if under applicable bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws of general application with respect to creditors, Lender is required to refund part or all of any payment by Guarantor or pay the amount thereof to any other party, such payment to Lender shall not constitute a release from any liability hereunder, and Guarantor’s liability hereunder shall be reinstated to such extent. This Guaranty shall continue to be effective, or reinstated, as the case may be, if at any time payment, or any part hereof due under the Loan, is rescinded or must otherwise be restored or returned by Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any of the Borrowers, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, Borrowers or any substantial part of its property, or otherwise, all as though such payments had not been made.

LOAN GUARANTY AGREEMENT

15. Guarantor hereby represents and warrants to Lender that (a) Guarantor is a corporation duly formed and validly existing under the laws of the State of Iowa, and is qualified to transact business in each jurisdiction as may be necessary for it to conduct its business, (b) it is in compliance with each of the covenants set forth in the Loan Agreement, all of which are reaffirmed herein, (c) Guarantor is currently, and at all times from and after the date of this Agreement has been, informed of the financial condition of Borrowers and of all other circumstances which a diligent inquiry would reveal and which bear upon the risk of nonpayment or nonperformance of the Loan or the Loan Documents, and (d) Guarantor has read and understands the terms of the Loan Agreement, the Unsecured Indemnity Agreement and the other Loan Documents. Guarantor hereby makes and confirms to and for the benefit of Lender each of the representations and warranties of Borrowers set forth in the Loan Agreement.

16. During the term of the Loan, Guarantor shall submit to Lender (i) as soon as practicable and in any event within 90 days after the end of each fiscal year of Guarantor, the audited consolidated and consolidating balance sheet and related consolidated and consolidating statements of earnings, equity and cash flows of the Guarantor as of the end of and for such year for the Guarantor, setting forth in comparative form the corresponding figures of the previous fiscal year, all in reasonable detail, prepared in conformity with GAAP applied on a basis consistent with that of previous years (except as otherwise stated therein or in the notes thereto). The Guarantor’s financial statements must be audited by and accompanied by a report or opinion of independent certified public accountants, selected by the Guarantor stating that such financial statements present fairly the consolidated (and consolidating) financial condition and results of operations and cash flows of the Guarantor in accordance with GAAP consistently applied (except for changes with which such accountants concur) and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards; (ii) as soon as practicable and in any event within 45 days after the end of each quarter of Guarantor, the company prepared consolidated balance sheet and related consolidated statements of earnings, equity and cash flows of the Guarantor as of the end of and for such quarter, setting forth in each case in comparative form the corresponding figures of the previous fiscal year, all in reasonable detail, prepared in conformity with GAAP applied on a basis consistent with that of previous quarter (except as otherwise stated therein or in the notes thereto).

17. Concurrently with the financial statements delivered pursuant to section 16 above, a written compliance statement of the accountants that have audited/reviewed such financial statements that they have obtained no knowledge of a  default under this Guaranty or event which, with notice or lapse of time or both, would become a default or, if such accountants have obtained knowledge of any default or event, they will disclose in such statement the default and/or such event or events and the nature and status thereof; and such additional information as may be required under the terms of the Loan Agreement.

18. During the term of the Guaranty, the Guarantor will:

LOAN GUARANTY AGREEMENT

pay and discharge promptly all taxes, assessments and governmental charges or levies imposed upon them, its income or profits or its property before the same will become in default, as well as all lawful claims and liabilities of any kind (including claims and liabilities for labor, materials and supplies) which, if unpaid, might by law become a Lien upon its property; provided,  however, that Guarantor will not be required to pay any such tax, assessment, charge, levy or claim if the amount, applicability or validity thereof will currently be contested in good faith by appropriate proceedings and if Guarantor will have set aside on its books reserves in respect thereof (segregated to the extent required by GAAP) deemed adequate in the opinion of Guarantor’s management;

subject to Section 18(a), do all things necessary to preserve and keep in full force and effect its legal existence, rights (charter and statutory) and franchises as may be necessary or desirable in order to operate each Facility and to conduct any business; and

 maintain and keep all of its properties used or useful in the conduct of their respective business in good condition, repair and working order and supplied with all necessary equipment and make all necessary repairs, renewals, replacements, betterments and improvements thereof, all as may be necessary so that the business carried on in connection therewith may be properly conducted at all times consistent with established business practices and prior operating history, provided however, that nothing in this Section 18 will prevent Guarantor from discontinuing the operation of any of its properties if such discontinuance is, in the judgment of Guarantor, and consistent with industry standards operationally or fiscally prudent in the conduct of its business.

19. Any default by the Guarantor shall exist and be continuing (after any applicable grace or notice period), with respect to any other borrowing agreements (which aggregate principal amount is in excess of $25,000,000) of Guarantor and which will cause such indebtedness to be declared to be due and payable prior to its stated maturity or constitutes a failure to pay the principal of, or interest on, such indebtedness when due and payable at its stated maturity, shall constitute an event of default under this Guaranty.

20. This Guaranty contains the sole and entire understanding and agreement of the parties hereto with respect to its subject matter, notwithstanding any prior negotiations, discussions, commitments, representations, agreements or understandings. This Guaranty cannot be terminated or otherwise amended, changed or modified except by written instrument signed by the parties to be bound.

21. Any notices to be provided under this Guaranty shall be in writing and shall be effective when either delivered in person or, if mailed, shall be deemed effective on the second day after deposited as registered or certified mail, postage prepaid, addressed to the parties at the following addresses:

LOAN GUARANTY AGREEMENT

If to Lender	MetLife Real Estate Lending LLC
c/o MetLife Investment Management, LLC
10801 Mastin Blvd., Suite 700
Overland Park, Kansas 66210
Attn: Director, Food & Agribusiness Group

If to Guarantor:	Green Plains Inc.
1811 Aksarben Drive
Omaha, NE 68106
Attn: Michelle Mapes, Chief Legal & Administration Officer

22. This Guaranty has been submitted to the scrutiny of all parties hereto and shall be given a fair and reasonable interpretation in accordance with the words hereof, without consideration or weight being given to its having been drafted by any party hereto or its counsel.

23. It is not the intent of the parties hereto to violate the laws of the State of Iowa or any other jurisdiction which would in any way affect any debts, duties, obligations or liabilities or Guarantor hereunder, including, without limitation, any such laws relating to usury. If for any reason this Guaranty does violate any such laws or is not fully enforceable in accordance with the terms and provisions hereof, it shall nevertheless be limited or construed to comply with such laws and shall be enforceable to the extent permitted by law.

24. This Guaranty shall be construed in accordance with, and governed by, the laws of the State of Iowa.

25. Consent to Jurisdiction and Waiver of Jury Trial.  GUARANTOR AND LENDER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVE ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THE GUARANTY AND OTHER LOAN DOCUMENTS, AND THE GUARANTY AND OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF IOWA, EXCEPT THAT AT ALL TIMES THE PROVISONS FOR THE CREATION, PERFECTION AND ENFORCEMENT OF THE LIENS AND SECURITY INTERESTS CREATED PURSUANT THERETO AND ALL OF THE OBLIGATIONS ARISING HEREUNDER OR THEREUNDER. GUARANTOR AND LENDER HEREBY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION RELATING TO THE LOAN DOCUMENTS.  GUARANTOR AND LENDER, TO THE FULLEST EXTENT PERMITTED BY LAW, HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY, WITH AND UPON THE ADVICE OF COMPETENT COUNSEL, (A) SUBMIT TO PERSONAL JURISDICTION IN THE STATE OF IOWA OVER ANY SUIT, ACTION OR PROCEEDING BY ANY PERSON ARISING FROM OR RELATING TO THIS AGREEMENT, (B) AGREE THAT ANY SUCH ACTION, SUIT OR PROCEEDING MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF IOWA, (C) SUBMIT TO THE JURISDICTION AND VENUE OF SUCH COURTS AND WAIVE ANY

LOAN GUARANTY AGREEMENT

ARGUMENT THAT VENUE IN SUCH FORUMS IS NOT CONVENIENT, AND (D) AGREE THAT THEY WILL NOT BRING ANY ACTION, SUIT OR PROCEEDING IN ANY OTHER FORUM

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LOAN GUARANTY AGREEMENT

IMPORTANT: READ BEFORE SIGNING. THE TERMS OF THIS AGREEMENT SHOULD BE READ CAREFULLY BECAUSE ONLY THOSE TERMS IN WRITING ARE ENFORCEABLE. NO OTHER TERMS OR ORAL PROMISES NOT CONTAINED IN THIS WRITTEN CONTRACT MAY BE LEGALLY ENFORCED. YOU MAY CHANGE THE TERMS OF THIS AGREEMENT ONLY BY ANOTHER WRITTEN AGREEMENT.

GUARANTOR:

Green Plains Inc.

an Iowa corporation

By:	/s/ Patrich Simpkins
Name:	Patrich Simpkins
Title:	Chief Financial Officer

[Signature page to Loan Guaranty Agreement]

LOAN GUARANTY AGREEMENT